UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2005

ADVANCED POWER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 SW Columbia Street,
Bend, Oregon 97702

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(541) 382-8028

Check the appropriate box below if the Form 8- filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 3, 2005 at our annual shareholders meeting, the shareholders of Advanced Power Technology, Inc. approved the 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan provides for the granting of incentive and nonqualified stock options and the granting of restricted stock.  A total of 1,500,000 shares have been reserved for issuance pursuant to this 2005 Equity Incentive Plan with up to 500,000 shares allocated to the granting of restricted stock.  The 2005 Equity Incentive Plan was approved by the Board of Directors on November 9, 2004, and amended by the Board effective February 14, 2005, to allow for the granting of restricted stock.  Our current plan, the 1995 Stock Option Plan, will expire in 2005.

The Compensation Committee of the Board of Directors of Advanced Power Technology, Inc. administers the 2005 Equity Incentive Plan.  All employees and non-employees, including executive officers and directors, are eligible to participate in the plan, at the discretion of the Compensation Committee.

A copy of the 2005 Equity Incentive Plan is attached as Exhibit 10.35 of this report.

 Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

10.35	2005 Equity Incentive Plan dated May 3, 2005.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized this 6th day of May, 2005.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/ GREG M. HAUGEN

Greg M. Haugen
Vice President, Finance and Administration,
Chief Financial Officer and Secretary
(Principal Financial Officer)